FREDDIE MAC NO: SEE EXHIBIT A

MASTER CASH MANAGEMENT AGREEMENT-CME
Lender - Access to Clearing Accounts

(REVISION DATE 8-14-2009)

THIS MASTER CASH MANAGEMENT AGREEMENT (this “Agreement”) is entered into as of the 16th day of December, 2009, by and among those parties identified on Exhibit A attached hereto, each having an address at c/o NTS Development Company, 10172 Linn Station Road, Louisville, Kentucky 40223 (each sometimes referred to individually as a “Borrower” and all sometimes referred to collectively as “Borrowers”), NTS DEVELOPMENT COMPANY, having an address at 10172 Linn Station Road, Louisville, Kentucky 40223 (“Manager”) and HOLLIDAY FENOGLIO FOWLER, L.P., a Texas limited partnership, having an address at 9 Greenway Plaza, Suite 700, Houston, Texas 77046 (together with its successors and assigns, “Lender”).

Recitals

WHEREAS, Lender has agreed to make, or has made to each of the Borrowers a loan (each a “Loan” and collectively, the “Loans”) in the original principal amounts set forth on Exhibit A attached hereto.

WHEREAS, each Loan is to be evidenced by the Multifamily Note (each a “Note” and collectively, the “Notes”) and secured by a Multifamily Mortgage or Deed of Trust, Assignments of Rents and Security Agreement of even date herewith (each a “Security Instrument”, and collectively, the “Security Instruments”).

WHEREAS, each Security Instrument grants to Lender, among other things, a first lien on the Mortgaged Property described therein  and an assignment of all Rents arising with respect to such Mortgaged Property.   References herein to the “Property” mean each such Mortgaged Property separately and all such Mortgaged Properties together.

WHEREAS, Lender and Borrowers are parties to that certain Master Cross-Collateralization Agreement dated as of the date of this Agreement (the “Master Cross-Collateralization Agreement”), wherein Borrowers agree that the Property is and shall be collateral for all of the Loans.

WHEREAS, Borrowers and Manager have entered into those certain management agreements with respect to the Property, dated as of the date of this Agreement, pursuant to which Manager has agreed to manage the Property.

WHEREAS, pursuant to the terms of that certain Clearing Accounts Agreement of even date herewith made by and among Borrowers, Lender and Bank (as defined below), Borrowers have established with Bank the Clearing Accounts.

WHEREAS, as a condition of making the Loans, Borrowers and Manager have agreed that Borrowers and/or Manager must at all times during the term of the Loans deposit all Receipts (as defined below) into one or more of the Clearing Accounts within one (1) Business Day of receipt of such Receipts.

Agreement

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Defined Terms.

The following terms used in this Agreement shall have the meanings set forth below in this Section 1.

(i)      Intentionally Omitted.

(ii)           “Business Day” means any day other than a Saturday, a Sunday or any other day on which Lender or the national banking associations are not open for business.

(iii)           “Cash Sweep Period” means any period which commences upon the occurrence of an Event of Default and continues until such time, if any, as (A) Lender shall have, in its sole and absolute discretion, waived in writing the Event of Default giving rise to such Cash Sweep Period or (B) Borrower shall have tendered a cure of the Event of Default giving rise to such Cash Sweep Period and Lender shall have, in its sole and absolute discretion, accepted such cure.  Lender will provide Notice of the commencement and termination of a Cash Sweep Period as provided in the Clearing Accounts Agreement.

(iv)           “Clearing Accounts” means, collectively, those eight (8) accounts established pursuant to the Clearing Accounts Agreement into which the Borrowers or Manager must deposit all Receipts received by it with respect to the Property pursuant to the terms of this Agreement.  The Clearing Bank will disburse the funds in the Clearing Accounts in accordance with the terms of the Clearing Accounts Agreement.

(v)           “Clearing Accounts Agreement” means the Master Clearing Accounts Agreement-CME dated as of the date of this Agreement, by and among Borrowers, Lender and the Clearing Bank.

(vi)           “Clearing Bank” means the bank named in the Clearing Accounts Agreement and any successors and permitted assigns.

(vii)           “Deposit Account” has the meaning set forth in Section 2 hereof.

(viii)           “Eligible Account” means an identifiable account which is separate from all other funds held by the holding institution that is either (A) an account or accounts maintained with the corporate trust department of a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (B) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

(ix)           “Eligible Institution” means a federal or state chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard &

Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc (“S&P”); P-1 by Moody’s Investors Service, Inc. (“Moody's”); and F-1 by Fitch, Inc. (“Fitch”) in the case of accounts in which funds are held for thirty (30) days or less or, in the case of letters of credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” by Fitch and S&P and “A2” by Moody’s.  If at any time an Eligible Institution does not meet the required rating, the Eligible Account must be moved within thirty (30) days to an appropriately rated Eligible Institution.

(x)           “Event of Default” shall have the meaning given to that term in the Security Instruments.

(xi)           “Loan Documents” means the Notes, the Security Instruments, the Master Cross-Collateralization Agreement, this Agreement, the Clearing Accounts Agreement, all guaranties, all indemnity agreements, all collateral agreements, O&M Programs, and any other documents now or in the future executed by Borrowers, or by any Borrower, any guarantor or any other person in connection with the Loan, as such documents may be amended from time to time.

(xii)            “Person” shall have the meaning given to that term in the Security Instruments.

(xiii)           “Receipts” means any Rents and any other income received by any Borrower or Manager in connection with the Property.

(xiv)           “Rents” has the meaning given to that term in the Security Instruments.

(xv)           “Servicer” means any servicer selected by Lender in its sole and absolute discretion to service the Loan on Lender’s behalf.

2.           Establishment of Deposit Account.  Upon the commencement of a Cash Sweep period, Lender or Servicer, on behalf of Lender, will establish the Deposit Account into which all funds in the Clearing Accounts shall, during the continuance of any Cash Sweep Period, be deposited on a periodic basis as more particularly set forth in the Clearing Accounts Agreement.

3.           Clearing Accounts.

(a)           The Clearing Accounts shall be titled as set forth in the Clearing Accounts Agreement.  The Clearing Accounts shall be maintained as an Eligible Account.

(b)           The Clearing Accounts shall be assigned the federal taxpayer identification numbers set forth in the Clearing Accounts Agreement.

(c)           Any Receipt from the Property received by Borrower or Manager, (i) shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Lender and (ii) shall not be commingled with any other funds or property of Borrower or Manager.

(d)           Borrowers and/or Manager must deposit all Receipts into the Clearing Accounts within one (1) Business Day of receipt.

(e)           Until the receipt of Notice of the Commencement of a Cash Sweep Period, Borrowers shall enjoy joint access with Lender and Servicer to the Clearing Accounts and shall be entitled to withdraw funds from the Clearing Accounts at any time prior to the commencement of a Cash Sweep Period for any purpose related to the operation of the Property or Borrowers, including without limitation, payment of debt service and other Property expenses, distributions or other transfers of cash to partners or members of Borrowers or for payment of expenses or making of deposits in other operating accounts unrelated to the collection of Receipts, in accordance with the terms of the Clearing Accounts Agreement.  Lender agrees that until the commencement of a Cash Sweep Period it will not exercise any right it has to dominion and control over the Clearing Accounts and Lender shall not withdraw any funds from the Clearing Accounts until the commencement of a Cash Sweep Period.

(f)           After the commencement of a Cash Sweep Period, all funds in the Clearing Accounts shall thereafter be disbursed on each Business Day to the Deposit Account designated in writing by Lender or Designee (as defined in the Clearing Accounts Agreement), as set forth in the Clearing Accounts Agreement.

(g)           Upon Lender’s request from time to time, Borrowers shall provide a written statement to Lender itemizing any amounts deposited in the Clearing Accounts by Borrowers or Manager for the period covered by Lender’s request and such supporting documentation as Lender may reasonably require.

(h)           Borrowers represent and warrant that there are no other accounts maintained by Borrowers, Manager or any other Person into which revenues from the ownership and operation of the Property are deposited.  So long as the Note shall be outstanding, Borrowers, Manager or any other Person shall not open any other such account for the deposit of Receipts except for Security Deposit Escrow Accounts required under the tenant leases.  Borrowers’ operating accounts shall not be deemed an account into which Receipts are deposited.

4.           Deposit Account.

(a)           The Deposit Account shall be titled in the name of "HOLLIDAY FENOGLIO FOWLER, L.P., AS TRUSTEE FOR THE BENEFIT OF FEDERAL HOME LOAN MORTGAGE CORPORATION".

(b)           Intentionally Omitted.

(c)           The Deposit Account shall, at all times during the term of this Agreement, be under the sole dominion and control of Lender in accordance with this Agreement.

(d)           Borrowers acknowledge and agree that (i) neither Borrowers nor any other party claiming on behalf of, or through, Borrowers shall have any right, title or interest, whether express or implied, in the Deposit Account and (ii) unless required by applicable law, Borrowers shall not be entitled to any interest on amounts held in the Deposit Account.

5.           Clearing Accounts after Commencement of Cash Sweep Period.

(a)           Upon the commencement of a Cash Sweep Period, Lender shall deliver a Notice of Commencement of Cash Sweep Period to the Borrowers and to Clearing Bank in accordance with the Clearing Accounts Agreement, instructing Clearing Bank that:

    (i)           Borrowers shall no longer have any access to the Clearing Accounts.

    (ii)          Lender shall have the sole right to make withdrawals or transfers from the Clearing Accounts.

    (iii)         All funds in the Clearing Accounts shall be transferred to the Deposit Account in accordance with the Clearing Accounts Agreement.

(b)           If a Cash Sweep Period terminates, then upon the termination of a Cash Sweep Period and delivery by Lender to the Clearing Bank and Borrowers of a Notice of Termination of Cash Sweep Period, Borrowers shall again have joint access to the Clearing Accounts as set forth in Section 3(e)

6.           Disbursements from Deposit Account.

(a)           During a Cash Sweep Period, Lender shall have the continuing exclusive right to withdraw and apply the funds in the Deposit Account to payment of any and all debts, liabilities and obligations of Borrowers to Lender pursuant to or in connection with this Agreement, the Notes, the Security Instruments and the other Loan Documents, or to pay any expenses of the Property, in such order, proportion and priority as Lender may determine in its sole discretion.

(b)           Lender's right to withdraw and apply funds in the Deposit Account shall be in addition to all other rights and remedies provided to Lender under this Agreement, the Notes, the Security Instruments and the other Loan Documents and at law or in equity as a result of any Borrower’s default.

(c)           If Lender applies funds in the Deposit Account to the payment of any debt, liability or obligation of any one or more or all Borrowers to Lender, the application of funds from the Deposit Account shall not be deemed Lender's waiver or a cure of any default by any Borrower.

7.           Termination of Agreement.  This Agreement shall terminate upon the repayment in full of all of the Loans in accordance with the terms and provisions of the Loan Documents.  At Borrowers’ request and at Borrowers’ expense, Lender will take such steps as reasonably are required to terminate the Clearing Accounts Agreement and Lender’s interests in the Clearing Accounts.

8.           Funds as Security for the Loans.

(a)           As security for full payment of the Loans and timely performance of Borrowers’ Obligations, as defined in the Clearing Accounts Agreement, each Borrower hereby pledges, transfers and assigns to Lender, and grants to Lender a continuing security interest in and to the Clearing Accounts and all profits and proceeds thereof, which security interest is prior to all other liens.

(b)           Each Borrower agrees to execute, acknowledge, deliver, file or do, at its sole cost and expense, all other acts, assignments, notices, agreements or other instruments as Lender may reasonably require in order to perfect the foregoing security interest, pledge and assignment or otherwise to fully effectuate the rights granted to Lender by this Section.  Other than in connection with the Loans, no Borrower has sold or otherwise conveyed the Clearing Account.

(c)           Each Clearing Account constitutes a “deposit account” within the meaning of the Uniform Commercial Code of the State of New York.

9.             Default.  Any Borrower's and/or Manager’s failure to timely and fully perform its obligations under this Agreement shall constitute a default under this Agreement and shall constitute an automatic "Event of Default."

10.             Fees and Expenses.  Borrowers acknowledge and agree that they solely, jointly and severally, shall be, and shall at all times remain, liable to Lender for all fees, charges, costs and expenses in connection with the Clearing Accounts, the Deposit Account, this Agreement and the enforcement hereof, including, without limitation, the reasonable fees and expenses of legal counsel to Lender and Servicer as needed to enforce, protect or preserve the rights and remedies of Lender and/or Servicer under this Agreement.

11.           Miscellaneous.

(a)           Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Paragraph 11.  Any Notice shall be deemed to have been received three (3) days after the date such Notice is mailed or on the date of sending by telefax or delivery by hand if sent or delivered during business hours on a Business Day (otherwise on the next Business Day) or the next Business Day if sent by an overnight commercial courier addressed to the parties as follows:

Address for Lender:	Holliday Fenoglio Fowler, L.P. 9 Greenway Plaza, Suite 700 Houston, Texas 77046 Attention: David Croskery, Senior Managing Director Facsimile No. (713) 852-3498

Address for Borrowers:	c/o NTS Development Company 10172 Linn Station Road Louisville, Kentucky 40223 Attention: Brian F. Lavin Facsimile No. (502) 426-4994

Address for Manager:	NTS Development Company 10172 Linn Station Road Louisville, Kentucky 40223 Attention: Gregory A. Wells Facsimile No. (502) 426-4994

With a copy to:	NTS Development Company 10172 Linn Station Road Louisville, Kentucky 40223 Attention: Rosann D. Tafel Facsimile No. (502) 426-4994

(b)           Entire Agreement; Modification. This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior discussions, representations, communications and agreements (oral and written) by and among the parties hereto with respect thereto.  Neither this Agreement nor any terms hereof shall be waived, modified, supplemented or terminated in any manner whatsoever, except by a written instrument signed by all parties hereto and then only to the extent expressly set forth in such writing.

(c)           Binding Effect; Joint and Several Obligations.   The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and permitted assigns, whether by voluntary action of the parties or by operation of law.  The foregoing shall not be construed, however, to permit assignments or transfers otherwise prohibited under the Note, the Security Instrument or the other Loan Documents.  As Borrowers consist of more than one person or entity, each shall be jointly and severally liable to perform the Borrower's obligations under this Agreement.

(d)           Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original.  This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute a fully executed agreement even though all signatures do not appear on the same document.

(e)           Unenforceable Provisions. If any provision of this Agreement is found by competent judicial authority to be invalid or unenforceable, the other provisions of this Agreement that can be carried out without the invalid or unenforceable provision will not be affected, and such invalid or unenforceable provision will be ineffective only to the extent of such invalidity or unenforceability and otherwise construed to the greatest extent possible to accomplish fairly the purposes and intentions of the parties hereto.

(f)           Ambiguity; Headings and Construction of Certain Terms. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender by virtue of the fact that such document has originated with Lender as drafter.   The parties to this Agreement agree that this Agreement shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of the parties hereto.  Words used in this Agreement may be used interchangeably in singular or plural form, and any pronoun shall be deemed to cover all genders.  Section headings are for convenience only and shall not be used in interpretation of this Agreement. "Herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or other subdivision; and "section" refers to the entire section and not to any particular subsection, paragraph or other subdivision.  Reference to days for performance shall mean calendar days unless Business Days are expressly indicated. References to the “Note”, the “Security Instrument” and the “other Loan Documents” shall mean such original documents and all renewals, modifications and supplements to the foregoing.

(g)           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW). JUDICIAL ACTIONS, SUITS OR PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO WITH RESPECT TO ITS OBLIGATIONS, LIABILITIES OR ANY OTHER MATTER UNDER OR ARISING OUT OF IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH PROCEEDINGS SHALL BE BROUGHT IN THE STATE COURT OF NEW YORK AND SHALL BE HEARD BY SUCH COURT SITTING WITHOUT A JURY.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LENDER: HOLLIDAY FENOGLIO FOWLER, L.P., a Texas limited partnership

By:	Holliday GP Corp., a Delaware corporations, its general partner

By:	/s/ Patrick V. Kinlan Patrick V. Kinlan Vice President

BORROWERS: NLP CASTLE CREEK, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

NLP LAKE CLEARWATER, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

NLP PARK PLACE, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

NLP RICHLAND, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

NLP SWIFT CREEK, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

NLP WHITWORTH, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

NLP WILLOW LAKE, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

NLP WILLOWS, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

MANAGER: NTS DEVELOPMENT COMPANY

By:	/s/ Brian F. Lavin Name: Brian F. Lavin Title: President

EXHIBIT A

BORROWERS, LOAN NUMBERS AND LOAN AMOUNTS

Borrower	Loan Number	Original Loan Amount
NLP Park Place, LLC	534381243	$30,625,000

NLP Willows, LLC	534381219	$17,920,000

NLP Willow Lake, LLC	534381200	$10,945,000

NLP Castle Creek, LLC	534381227	$13,895,000

NLP Lake Clearwater, LLC	534381235	$11,390,000

NLP Swift Creek, LLC	534381278	$16,845,000

NLP Richland, LLC	534381251	$27,000,000

NLP Whitworth, LLC	534381286	$27,675,000